Exhibit 10.1

Weyerhaeuser Real Estate Company Management Short-Term Incentive Plan Amended and Restated Effective January 1, 2009

January 1, 2009

This is the Weyerhaeuser Real Estate Company Management Short-Term Incentive Plan (the “Plan” or “STIP”).

I.   PURPOSE AND PLAN OBJECTIVE

The purpose of the Weyerhaeuser Real Estate Company (WRECO) Management Short-Term Incentive Plan is to provide total pay opportunity competitive within the homebuilding industry, and to motivate key employees to achieve top performance in alignment with WRECO goals and objectives. Participants in the Plan are eligible to receive incentive Awards based on the absolute and relative performance of their Organization, achievement of critical business metrics, and individual performance. The Plan is designed to attract, retain and motivate Participants by providing opportunities to earn competitive total pay for top quartile performance within the homebuilding industry.

II.   EFFECTIVE DATE

This Plan, which was originally approved by the Compensation Committee of the Weyerhaeuser Company Board of Directors, was effective January 1, 2004.

(a)	The Plan is hereby amended and restated, effective January 1, 2009.

III.   DEFINITIONS

(a)	“Award” means the amount of bonus granted to a Participant for an Award Year as determined under the terms of the Plan.
(b)	“Award Year” means the WRECO fiscal year for which the service is performed and for which a Participant may earn an Award.
(c)	“Base Salary” means the annual rate of pay for work performed by an employee that excludes any other pay element (e.g., bonus payments, car allowances, etc.).
(d)	“Business Metrics” are measurable goals that are critical to WRECO’s performance, and are used to partially fund the Plan. Business Metrics are selected for each Award Year by the WRECO President and approved by the Compensation Committee of the Weyerhaeuser Company Board of Directors.
(e)	“Company” means Weyerhaeuser Company and includes, where indicated by the context, its majority-owned subsidiaries.
(f)	“Disability” means a medical condition in which a Participant is entitled to total and permanent disability benefits under the Social Security Act and when a Participant incurs a termination of employment due to his or her medical condition.
(g)	“Employee” means any person who is actively employed on a salaried basis by or on behalf of WRECO or one of its Organizational Units.
(h)	“Funding Multiple” means a numeric factor, based upon a predetermined performance schedule, which is multiplied by the Base Salary and Target Bonus to determine the Award.

Weyerhaeuser Real Estate Company

Management Short-Term Incentive Plan

January 1, 2009

(i)	“Holdback” means the portion of a Participant’s Award that exceeds three times a Participant’s Target Bonus (as described in Section VII(b)), and is a mandatory deferral held for a two year period, following the end of the Award Year, before payment is due.
(j)	“Holdback Account” means the amount of Holdback held by the Company through the Weyerhaeuser Company Deferred Compensation Plan in accordance with Section 4(c) of such Plan.
(k)	“Invested Capital” means total assets, less non-interest bearing liabilities and capitalized interest.
(l)	“Organization” or “Organizational Unit” means a business that is a part of WRECO or a wholly owned subsidiary of WRECO (e.g., Winchester Homes, Pardee Homes).
(m)	“Participant” means any Employee who is eligible under the terms of Section IV and is employed by WRECO, or an Organizational Until owned by WRECO at the end of the Award Year. Where appropriate in the context, “Participant” also means any former Participant.
(n)	“Retires” or “Retirement” means terminates employment from WRECO constituting early or normal retirement, as provided in the Weyerhaeuser Company Retirement Plan for Salaried Employees, as amended from time to time.
(o)	“Return on Investment” or “ROI” means WRECO annual earnings before interest and taxes, less Weyerhaeuser Company and WRECO memo charges, divided by a five-quarter average of Invested Capital.
(p)	“Target Bonus” or “Target Award” means the percentage of a Participant’s Base Salary as determined by the WRECO President and competitive data which establishes a Participant’s target bonus amount.
(q)	“WRECO” means Weyerhaeuser Real Estate Company and includes, where indicated by the context, its Organizational Units.

IV. ELIGIBILITY

(a) General Eligibility Criteria

Employees who are eligible to participate in the Plan are limited to those who are selected by the WRECO President based on salary grade and/or significance of the position within or related to WRECO or the Organization.

Employees who are eligible to participate in the Plan may not participate in any other annual incentive plan offered by the Company.

(b) New Participants

Awards, if any, for Participants newly eligible to participate in the Plan during an Award Year will be prorated on a “time-in-eligible-position” basis.

(c) Terms of Eligibility

Awards, if any, for Participants who leave the Plan during an Award Year are described below. Any remaining Holdback Accounts, as defined herein, will vest and be paid under the terms and conditions of the Weyerhaeuser Company Deferred Compensation Plan.

Weyerhaeuser Real Estate Company

Management Short-Term Incentive Plan

January 1, 2009

(i)	Retirement, Death, Disability and Job Elimination. Awards, if any, for Participants who terminate employment during an Award Year due to Retirement, death, Disability, or job elimination will be prorated on a “time-in-eligible-position” basis.
(ii)	Leave of Absence or Transfer. Awards, if any, for Participants who take a leave of absence or transfer to a position that is not eligible to participate in the Plan during an Award Year may be prorated on a “time-in-eligible-position” basis at the sole discretion of the WRECO President.
(iii)	Voluntary Termination. Awards, if any, for Participants who voluntarily terminate employment during an Award Year and who are not eligible for Retirement as defined herein, will not be eligible for Awards for that year.
(iv)	Involuntary Termination. Awards, if any, for Participants who are involuntarily terminated for cause or performance reasons will not be eligible for Awards for that year.

PLAN PARTICIPATION
HOLDBACK ACCOUNT
TERMINATION REASON	Prorated Award	Discretionary Award	No Award	Vest	Discretionary	Forfeit
Retirement	✓			✓
Death	✓			✓
Disability	✓			✓
Job Elimination	✓			✓
Leave of Absence		✓			✓
Transfer to Ineligible Position		✓			✓
Voluntary Termination			✓			✓
Involuntary Termination for Cause or Performance			✓			✓

V.   TARGET BONUS

Each Plan Participant is assigned a Target Bonus expressed as a percentage of Base Salary. A Target Bonus for each position is determined by the WRECO President.

VI.   AWARD DETERMINATION

Awards will be determined based upon the performance of the Participant’s Organization as measured by the Organization’s ROI, competitive ROI ranking, Business Metrics and the Participant’s individual performance rating as measured against defined strategic goals.

(a)   ROI Factor

Weyerhaeuser Real Estate Company

Management Short-Term Incentive Plan

January 1, 2009

ROI factors will be established for each Award Year by the WRECO President based on WRECO’s Cost of Capital and recent industry performance. Actual ROI results for each Participant’s Organizational Unit will be determined by the WRECO Accounting Department.

(b) ROI Ranking Factor

The ROI Ranking Factor is determined based upon the Organization’s relative ROI rank within WRECO’s peer group of public homebuilding companies, selected by the WRECO President. For purposes of determining relative ranking for a specific Organization, WRECO and its subsidiary companies are excluded from the peer group. ROI rankings will be determined by the WRECO Finance and Planning Department, based on publicly available information.

(c) Business Metrics Factor

The WRECO President will select two to three results based Business Metrics, other than ROI, as an area of focus for each Award Year. Business Metrics funding factors are recommended by the WRECO President and approved by the Compensation Committee of the Weyerhaeuser Company Board of Directors.

(d) Performance Rating Factor

Each individual Participant’s performance goals will be established and reviewed for each Award Year by the Participant’s manager. Performance ratings will be recommended by the Participant’s manager and approved by the WRECO President.

(e) Funding Multiple

A Funding Multiple for Participants in each Organizational Unit will be determined based on the ROI factor, ROI ranking factor, Business Metrics factor and the Participant’s performance rating factor. The actual Funding Multiple, if any, will be calculated as follows and will not exceed five times the Target Award.

FUNDING MULTIPLE = (ROI Factor + ROI Ranking Factor + Business Metrics Factor) x Participant’s Performance Rating Factor

(f) Award Calculation

Each Participant’s Award is calculated as follows:

AWARD = Base Salary x Target Bonus x Funding Multiple (Not to exceed 5X max)

Final Awards will be determined by the WRECO President and approved by the Weyerhaeuser Company CEO and the Compensation Committee of the Weyerhaeuser Company Board of Directors.

Weyerhaeuser Real Estate Company

Management Short-Term Incentive Plan

January 1, 2009

VII.   PAYMENT OF AWARDS

(a) Payment of Awards Up to Three Times Target Bonus

Awards up to three times the Target Bonus will be paid in the year following the Award Year by March 15. All Awards under this Plan will be in cash and will be subject to appropriate tax withholding. Participants will be eligible to elect to defer payment under the provisions of the Weyerhaeuser Company Deferred Compensation Plan.

(b) Payment of Awards in Excess of Three Times Target Bonus (HOLDBACK)

Awards in excess of three times Target Bonus (“Holdback”) will remain in a mandatory, interest bearing account through the minimum deferral period, and will be governed by the terms and conditions of the Weyerhaeuser Company Deferred Compensation Plan. Until such Holdback amounts are vested, the Compensation Committee of the Weyerhaeuser Company Board of Directors may deduct from such Holdback amounts, any reasonable sum, at their discretion, due to a restatement of income for the Plan Period or a material adjustment to income for the Plan Period, recorded in subsequent years.

Each Participant may appoint a beneficiary or beneficiaries to receive payments after his or her death. The appointment shall be made on a form supplied by WRECO and may be revoked or superseded at any time by filing a new beneficiary designation with WRECO. The most recent valid beneficiary designation on file with WRECO at the time of the Participant’s death will be controlling. If a married Participant designates someone other than his or her spouse as a primary beneficiary, then the designation will have no effect as to the Participant’s interest under the Plan unless the spouse has consented in writing to the designation of such beneficiary and such consent is notarized by a notary public. If the Participant does not have a valid beneficiary designation on file with WRECO at the time of his or her death, or if all of the Participant’s designated beneficiaries predecease the Participant, then the Participant’s beneficiary will be the Participant’s estate. For purposes of the Plan, “spouse” means the person who is recognized as the Participant’s lawful spouse under applicable state law.

VIII.   RIGHT TO AMEND OR TERMINATE

This Plan may be amended or terminated at any time by the Compensation Committee of the Weyerhaeuser Company Board of Directors. The Compensation Committee of the Weyerhaeuser Company Board of Directors has the right to amend the Plan or to delegate the right to amend the Plan at any time.

IX.   CONTINUATION RIGHTS

No Participant shall have any right or interest in the Plan or in its continuance or in his or her continued participation in the Plan. The existence of the Plan does not extend to any Participant a right to continued employment with WRECO, an Organizational Unit or Weyerhaeuser Company.

Weyerhaeuser Real Estate Company

Management Short-Term Incentive Plan

January 1, 2009

X.   PLAN ADMINISTRATION

The administration of the Plan is the responsibility of the Director, Human Resources for WRECO. To the extent necessary to carry out such administration, the Senior Vice President, Human Resources for Weyerhaeuser Company has the power and authority to construe and interpret the provisions of the Plan, and to adopt, amend and rescind Plan rules.

XI.   ADDITIONAL PROVISIONS

Award payments will be treated as compensation for purposes of other benefits maintained by WRECO or the Company only to the extent provided under the terms of the governing documents for such other benefits.

Nothing in the Plan will be construed to limit the right of WRECO or the Company to establish, alter or terminate any other forms of incentives or other compensation or benefits.

The Plan and payments hereunder are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”) to the maximum extent possible. To the extent Code Section 409A is applicable, the Plan is intended to comply with the deferral, payout and other limitations and restrictions imposed under Code Section 409A. Notwithstanding any other provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered in a manner consistent with such intentions. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan to the contrary, with respect to any payments and benefits under the Plan to which Code Section 409A applies, all references in the Plan to the termination of a Participant’s employment are intended to mean his or her “separation from service,” within the meaning of Code Section 409A. Moreover, notwithstanding any provision in the Plan to the contrary, WRECO or the Company may (but has no obligation to do so), at any time and without the consent of any Participant, modify the terms of the Plan as it determines appropriate to avoid or mitigate the imposition of additional taxes under Code Section 409A. Notwithstanding the foregoing, no provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Code Section 409A from a Participant or any other individual to the Company or any of its affiliates, employees or agents.

Any Award paid under the Plan is an unfunded obligation of the Company. The Company is not required to segregate any monies from its general funds, to create any trust or to make any special deposits with respect to this obligation. The creation or maintenance of any account with the Company’s general funds with respect to the Plan shall not create or constitute a trust or create any vested interest in any Participant or his or her beneficiary or creditors in any assets of the Company. No right or interest conferred on any Participant pursuant to the Plan shall be assignable or transferable, either by voluntary or involuntary act or by operation of law.

Regardless of the location or residence of any Participant or Employee, the Plan will be governed by the laws of the State of Washington, without giving effect to its conflict of laws principles.

Weyerhaeuser Real Estate Company

Management Short-Term Incentive Plan

January 1, 2009

EXHIBIT A

TARGETS ARE APPROVED BY THE COMPENSATION COMMITTEE OF THE WEYERHAEUSER COMPANY BOARD OF DIRECTORS AND WILL BE MADE AVAILABLE TO PARTICIPANTS.